Summary of Unitrin, Inc.

NON-EMPLOYEE DIRECTOR COMPENSATION

Cash Compensation

Board -- annual retainer and attendance fees/reimbursement of expenses:

    $30,000
    $1,500 for each board meeting attended
    reimbursement of travel expenses incurred in connection with attending any board of director or committee meetings

Executive Committee -- annual retainer fees:

    $8,000
    Chairman -- additional $8,000

Audit Committee -- annual retainer and attendance fees:

    $12,000
    Chairman -- additional $12,000
    $1,000 meeting fee for each Committee meeting attended on a day other than a day when Board meets

Compensation Committee -- annual retainer fees:

    $5,000
    Chairman -- additional $5,000

Nominating & Corporate Governance Committee -- annual retainer fees:

    $5,000
    Chairman -- additional $10,000

Equity Compensation

Pursuant to the 1995 Non-Employee Director Stock Option Plan, each eligible non-employee director receives a stock option grant for 4,000 shares of the Company's common stock (i) initially upon becoming a director; and (ii) annually following the Company's Annual Meeting of Shareholders.

February 1, 2006